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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



        We have issued our report dated August 8, 2003 accompanying the consolidated financial statements of Dearborn Financial Corporation as contained in Form SB-2 of DSA Financial Corporation to be filed with the Securities and Exchange Commission on or about March 12, 2004. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".





/s/ Grant Thornton LLP

Cincinnati, Ohio
March 8, 2004